Conversion Technologies International, Inc.
                                and Subsidiaries

             Statement of Computation of Net Income (Loss) Per Share

                                                Three months ended              Six months ended
                                                   December 31,                   December 31,
                                                 1998           1997           1998           1997
                                            -----------    -----------    -----------    -----------
Loss before extraordinary item              $  (263,789)   $  (757,996)   $(1,079,889)   $(2,113,183)

Preferred stock dividends                   $  (251,419)   $        --    $  (852,345)   $(1,573,500)
                                            -----------    -----------    -----------    -----------

Loss before extraordinary item
      attributable to common stockholders   $  (515,208)   $  (757,996)   $(1,932,234)   $(3,686,683)
                                            ===========    ===========    ===========    ===========

Weighted average number of
      common shares outstanding             $ 4,862,486    $ 4,799,186    $ 4,861,413    $ 4,799,186
                                            ===========    ===========    ===========    ===========

Loss per common share before
      extraordinary item                    $     (0.11)   $     (0.16)   $     (0.40)   $     (0.77)
                                            ===========    ===========    ===========    ===========

Extraordinary item                          $        --    $   492,338    $        --    $ 6,354,356
                                            ===========    ===========    ===========    ===========

Income per share from
      extraordinary item                    $        --    $      0.10    $        --    $      1.32
                                            ===========    ===========    ===========    ===========

Net income (loss)                           $  (263,789)   $  (265,658)   $(1,079,889)   $ 4,241,173

Preferred stock dividends                      (251,419)   $        --    $  (852,345)   $(1,573,500)
                                            -----------    -----------    -----------    -----------

Net income (loss) attributable
      to common stockholders                $  (515,208)   $  (265,658)   $(1,932,234)   $ 2,667,673
                                            ===========    ===========    ===========    ===========

Net income (loss) per
      common share                          $     (0.11)   $     (0.06)   $     (0.40)   $      0.55
                                            ===========    ===========    ===========    ===========